Exhibit 99.1

SANTA MONICA MEDIA CORPORATION
11845 West Olympic Boulevard, Suite 1125W
Los Angeles, California 90064
310.526.3222

SANTA MONICA MEDIA CORPORATION FILES PROXY WITH SEC TO LIQUIDATE TRUST

On April 21, 2009, Santa Monica Media Corporation (NYSE-Amex: MEJ, MEJ.U, MEJ.WS) (the “Company”), a special purpose acquisition company (SPAC) that completed its IPO in April 2007 filed a preliminary proxy statement with the Securities and Exchange Commission relating to a special meeting of its stockholders scheduled for May 22, 2009.  At the meeting its stockholders will consider and vote on proposal to approve the distribution of the trust proceeds to stockholders holding shares of its common stock issued in its initial public offering and the continuance of the Company’s corporate existence.  The record date for the special meeting is May 4, 2009.

About Santa Monica Media Corporation

Santa Monica Media Corporation is a blank check company organized for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more operating businesses in the in the communications, media, gaming and/or entertainment industry.

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This release contains forward-looking statements including financial projections as to operating cost savings and the Company’s plans.  These forward-looking statements are not historical facts but rather are based on current expectations and projections about the Company and management’s beliefs and assumptions.  Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “ seeks” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements.  The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors.  Readers of this release are cautioned not to place undue reliance on these forward-looking statements.

Press Contact:	Kurt Brendlinger
Chief Financial Officer
310-526-3222